CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Insurance Trust of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
December 7, 2018

Appendix A

Fund Name	Date of Most Recent Audit Report
Variable Portfolio - Managed Risk Fund (formerly known as Columbia Variable Portfolio - Managed Risk Fund)	2/20/2018
Variable Portfolio - Managed Risk U.S. Fund (formerly known as Columbia Variable Portfolio - Managed Risk U.S. Fund)	2/20/2018
Variable Portfolio - Managed Volatility Conservative Fund (formerly known as Columbia Variable Portfolio - Managed Volatility Conservative Fund)	2/20/2018
Variable Portfolio - Managed Volatility Conservative Growth Fund (formerly known as Columbia Variable Portfolio - Managed Volatility Conservative Growth Fund)	2/20/2018
Variable Portfolio - Managed Volatility Growth Fund (formerly known as Columbia Variable Portfolio - Managed Volatility Growth Fund)	2/20/2018
Variable Portfolio - U.S. Flexible Conservative Growth Fund (formerly known as Columbia Variable Portfolio - U.S. Flexible Conservative Growth Fund)	2/20/2018
Variable Portfolio - U.S. Flexible Growth Fund (formerly known as Columbia Variable Portfolio- U.S. Flexible Growth Fund)	2/20/2018
Variable Portfolio - U.S. Flexible Moderate Growth Fund (formerly known as Columbia Variable Portfolio - U.S. Flexible Moderate Growth Fund)	2/20/2018

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